UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event report): January 30, 2006

NEENAH PAPER, INC.

(Exact Name Of Registrant As Specified In Charter)

Delaware	001-32240	20-1308307
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3460 Preston Ridge Road Alpharetta, Georgia 30005
(Address of principal executive offices, including zip code)

(678) 566-6500
(Registrant’s telephone number, including area code)

Not applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c(4)(c))

Item 8.01 Other Events

The woodlands employees working in the Ontario woodlands operations for Neenah Paper Company of Canada (“NPCC”), a wholly owned subsidiary of the registrant, Neenah Paper, Inc. (the “Company”), today, January 30, 2006, commenced a strike and as a result the woodlands operations have been closed. The woodlands operation supplies wood fiber to NPCC’s Terrace Bay mill. In the case of an extended woodlands strike, it is expected in approximately three weeks the Terrace Bay mill will not have the fiber necessary for its operation and will shut down. A shutdown of the Terrace Bay mill could have a material impact on the results of operations of NPCC and the Company.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEENAH PAPER, INC.
(Registrant)

Date: January 30, 2006	/s/ Steven S. Heinrichs
Steven S. Heinrichs
Vice President, General Counsel and Secretary

3